Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

December 15, 2025

PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

Re: Registration Statement on Form S-3 (Commission File Nos. 333-280211 and 333-280211-1)

Ladies and Gentlemen:

We have served as Maryland counsel to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company and PennyMac Corp., a Delaware corporation (“PMC”), on a Registration Statement on Form S-3, Commission File Nos. 333-280211 and 333-280211-1, as amended by Post-Effective Amendment No. 1 thereto (the “Registration Statement”), filed by the Company and PMC with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the sale and issuance by PMC of $75,000,000 aggregate principal amount of 8.500% Exchangeable Senior Notes due 2029 (the “Notes”) in a direct purchase transaction covered the above referenced Registration Statement and (ii) the guarantee (the “Guarantee”) of the Notes and the issuance of the Exchange Shares (as defined below) by the Company.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, in substantially the forms in which they were transmitted to the Commission for filing under the Securities Act;

2. The Company’s Prospectus, dated June 14, 2024, as supplemented by the Prospectus Supplement, dated December 11, 2025, relating to the offering and sale of the Notes, each in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the Securities Act;

3. The declaration of trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

PennyMac Mortgage Investment Trust

December 15, 2025

6. Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company, and a duly authorized committee thereof, relating to, among other matters: (i) the authorization of the execution, delivery and performance by the Company of the Indenture (as defined below) and Global Note (as defined below) and (ii) the issuance of the Guarantee and the Exchange Shares, certified as of the date hereof by an officer of the Company;

7. The Global Note evidencing the Notes, dated as of the date hereof (the “Global Note”), registered in the name of Cede & Co., as nominee for The Depositary Trust Company, representing the Notes;

8. The Indenture, dated as April 30, 2013 (the “Base Indenture”), by and among the Company, PMC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of May 24, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, PMC and the Trustee;

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents.

PennyMac Mortgage Investment Trust

December 15, 2025

All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any of common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), upon exchange of the Notes (the “Exchange Shares”), the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration.

6. None of the Exchange Shares will be issued or transferred in violation of any restriction or limitation contained in Article VII of the Declaration.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The execution and delivery of the Indenture and the Global Note by the Company have been duly authorized, and the Indenture and the Global Note have been duly executed and delivered by the Company. The issuance of the Guarantee has been duly authorized.

3. The issuance of Exchange Shares has been duly authorized by all necessary trust action and, if and when issued and delivered by the Company upon exchange of the Notes in accordance with the terms of the Notes and the Indenture, the Exchange Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning U.S. federal law or the laws of any other state. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

PennyMac Mortgage Investment Trust

December 15, 2025

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Notes (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP